UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 13, 2008

Pet DRx Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51596	56-2517815
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

215 Centerview Drive, Suite 360, Brentwood, Tennessee		37027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	615-369-1914

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Harry L. Zimmerman as Interim Chief Financial Officer

On October 13, 2008, the Board of Directors of Pet DRx Corporation (the "Company") approved the appointment of the Company’s Chief of Business Development, Harry L. Zimmerman, as interim Chief Financial Officer of the Company effective as of October 13, 2008. Mr. Zimmerman succeeded Mr. Gregory Eisenhauer as Chief Financial Officer on that date. In order to ensure a smooth transition with continuity of accurate and timely financial reporting, however, Mr. Eisenhauer shall continue to serve as the Company’s principal financial officer until November 30, with responsibility for the preparation of the Company’s Form 10-Q for the quarterly period ended September 30, 2008 to be filed with the U.S. Securities and Exchange Commission (the "Commission"). As previously disclosed on a Current Report on Form 8-K filed with the Commission on August 14, 2008, Gregory Eisenhauer notified the Company of his decision to resign as Chief Financial Officer effective November 30, 2008. Mr. Zimmerman also will continue to serve in his business development capacity.

The Compensation Committee of the Board is engaged in discussions with Mr. Zimmerman relating to the terms of his engagement, including his compensation, pursuant to which he would serve as interim Chief Financial Officer of the Company. Mr. Zimmerman has no familial relationships with any Executive Officer or Director of the Company. There have been no transactions in which the Company has participated and in which Mr. Zimmerman has had direct or indirect interest involving in excess of $120,000 since January 1, 2007.

Mr. Zimmerman served as Executive Vice President and General Counsel of Encore Medical Corporation from early 1994 until the end of 2007. Prior to joining Encore, Mr. Zimmerman was a senior corporate associate with the law firm of Winstead, Sechrest & Minich, P.C. Mr. Zimmerman has a Bachelor of Science in Economics from the Wharton School at the University of Pennsylvania and a Juris Doctor from the University of Texas School of Law. He is also licensed as a Certified Public Accountant in Texas.

Appointment of Kyle Morse as Chief Accounting Officer

On October 13, 2008, the Board of Directors of the Company approved the appointment of Vice President and Corporate Controller Kyle Morse as chief accounting officer of the Company. Mr. Morse has served as Vice President and Corporate Controller of the Company since November 2007. From August 2006 to October 2007, Mr. Morse served as Vice President of Finance and Administration for Edgenet, Inc., a software development company. From August 2004 to August 2006, he served as segment controller for SPX Corporation, a Fortune 500 global industrial manufacturer. Prior to joining SPX, Mr. Morse was a manager with PricewaterhouseCoopers LLP in St. Louis, Missouri. Mr. Morse has a Bachelor of Science in Accounting from the University of Missouri – Columbia. He is also licensed as a Certified Public Accountant in Missouri.

Mr. Morse has no familial relationships with any Executive Officer or Director of the Company. There have been no transactions in which the Company has participated and in which Mr. Morse has had direct or indirect interest involving in excess of $120,000 since January 1, 2007.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press Release dated October 17, 2008 issued by Pet DRx Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pet DRx Corporation

October 17, 2008	By:	George A. Villasana

Name: George A. Villasana
Title: Executive Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 17, 2008 issued by Pet DRx Corporation.